Exhibit 99.2

INDUSTRIAL INCOME TRUST INC.

PRO FORMA FINANCIAL INFORMATION

(Unaudited)

The following pro forma financial statements have been prepared to provide pro forma information with regard to real estate acquisitions and financing transactions, as applicable. The unaudited pro forma financial statements should be read in conjunction with Industrial Income Trust Inc.’s (the “Company”, “we”, or “our”) historical Annual Report on Form 10-K for the period from Inception (May 19, 2009) to December 31, 2009, filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2010, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on August 13, 2010.

The accompanying unaudited pro forma condensed consolidated balance sheet presents our historical financial information as of June 30, 2010, as adjusted for the purchase of the following real properties as defined below: (i) Bell Gardens, (ii) the Bay Area Portfolio, and (iii) the Portland Portfolio, and for the following financing transactions: (i) $7.6 million mortgage note payable secured by the Renton Industrial Building, (ii) $9.4 million mortgage note payable secured by Bell Gardens, (iii) $30.0 million mortgage note payable secured by the Bay Area Portfolio, and (iv) $17.3 million mortgage note payable secured by the Portland Portfolio, each of which occurred subsequent to June 30, 2010, as if these transactions had occurred on June 30, 2010. The mortgage notes payable secured by Bell Gardens and the Portland Portfolio are cross collateralized.

On August 25, 2010, the Company acquired a 100% fee interest in three institutional quality warehouse / distribution properties located in the Bell Gardens Industrial Park aggregating approximately 263,000 square feet on 11.5 acres (“Bell Gardens”). The total acquisition cost of Bell Gardens was approximately $15.5 million, exclusive of additional transfer taxes, due diligence and closing costs. The Company funded the acquisition using proceeds from its public offering of common stock.

On September 1, 2010, the Company acquired a 100% fee interest in one building located in the Bayside Business Park aggregating approximately 246,000 square feet on 10.4 acres, and a 100% fee interest in three properties located in the Pinole Point Business Park aggregating approximately 475,000 square feet on 30.0 acres (collectively the “Bay Area Portfolio).” The total acquisition cost of the Bay Area Portfolio was approximately $60.0 million, exclusive of additional transfer taxes, due diligence and closing costs. The Company funded the acquisition using proceeds from its public offering of common stock and debt financing.

On September 30, 2010, the Company acquired a 100% fee interest in 13 industrial properties located in the Northeast submarket of Portland Oregon aggregating approximately 475,000 square feet on 29.9 acres (collectively the “Portland Portfolio”). The total acquisition cost of the Portland Portfolio was approximately $28.0 million, exclusive of additional transfer taxes, due diligence and closing costs. The Company funded the acquisition using proceeds from its public offering of common stock and debt financing.

On June 30, 2010, the Company acquired a 100% fee interest in the Renton Industrial Building. The Renton Industrial Building consists of approximately 127,000 square feet of rentable area. The acquisition of the Renton Industrial Building is included in the Company’s historical condensed consolidated balance sheet as of June 30, 2010 as well as in the accompanying pro forma condensed consolidated balance sheet. The $7.6 million mortgage note payable secured by the Renton Industrial Building was obtained after June 30, 2010, and therefore is included in the accompanying pro forma condensed consolidated balance sheet as a pro forma financing adjustment. The total purchase price was $12.6 million, exclusive of additional transfer taxes, due diligence and closing costs. Prior to our acquisition of the Renton Industrial Building, it was owner-occupied, and our current tenant, DHL Global Forwarding, was not a prior tenant. Therefore, prior period financial statements for the Renton Industrial Building as a rental property are not available, and pro forma financial information regarding the property’s operations and regarding the financing secured by the property has not been included in the accompanying pro forma condensed consolidated statement of operations.

The Renton Industrial Building is 100% leased to DHL Global Forwarding. A portion of the lease commenced on July 1, 2010, and the remainder of the lease will begin in December 2010 and will expire in October 2020 and contains two consecutive three-year renewal options. The lease provides for the rent to escalate periodically with average annual lease payments of approximately $1.1 million during the primary lease term. DHL Global Forwarding is responsible, subject to certain exceptions, for the operating expenses incurred in the operation and maintenance of the Renton Industrial Building. In addition, per the terms of the lease, Deutsche Post AG, the parent of DHL Global Forwarding, has executed a guaranty of any and all amounts due under the lease, up to an aggregate maximum amount which will be reduced incrementally for each year of the lease.

The accompanying unaudited pro forma condensed consolidated statements of operations for the period from Inception (May 19, 2009) to December 31, 2009, and for the six months ended June 30, 2010, combine our historical operations with the purchase of each of the real property and financing transactions described above, as if those transactions had occurred on May 19, 2009, with the exception of the acquisition of the Renton Industrial Building and the related mortgage note payable.

The unaudited pro forma condensed consolidated financial statements have been prepared by our management based upon our historical financial statements and certain historical financial information of the acquired properties. These pro forma statements may not be indicative of the results that actually would have occurred if these transactions had been in effect on the dates indicated, nor do they purport to represent our future financial results. The accompanying unaudited pro forma condensed consolidated statements of operations do not contemplate certain amounts that are not readily determinable, such as additional general and administrative expenses that are probable, or interest income that would be earned on cash balances.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2010

(Unaudited)

	Company Historical (1)	Acquisition Transactions (2)	Financing Transactions		Consolidated Pro Forma
ASSETS
Investment in property	$11,000,000	$103,899,988	$—		$114,899,988
Cash and cash equivalents	19,632,135	(103,500,000)	109,257,027	(3)	25,389,162
Other assets, net	2,261,833	—	1,191,447	(4)	3,453,280

Total Assets	$32,893,968	$399,988	$110,448,474		$143,742,430

LIABILITIES AND EQUITY
Liabilities
Accounts payable and other accruals	$185,019	$2,639,789	—		$2,824,808
Mortgage notes	—	—	64,160,000	(4)	64,160,000
Prepaid rents	40,000	—	—		40,000
Intangible lease liabilities, net	—	399,988	—		399,988
Due to affiliates	4,590,230	—	—		4,590,230
Distributions payable	301,068	—	—		301,068

Total Liabilities	5,116,317	3,039,777	64,160,000		72,316,094

Equity
Preferred stock	—	—	—		—
Common stock, $0.01 par value	37,175	—	52,951	(3)	90,126
Additional paid-in capital	29,904,889	—	46,235,523	(3)	76,140,412
Accumulated deficit	(2,165,413)	(2,639,789)	—		(4,805,202)

Total Stockholders’ Equity	27,776,651	(2,639,789)	46,288,474		71,425,336
Noncontrolling interests	1,000	—	—		1,000

Total Equity	27,777,651	(2,639,789)	46,288,474		71,426,336

Total Liabilities and Equity	$32,893,968	$399,988	$110,448,474		$143,742,430

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(1)	Reflects our historical condensed consolidated balance sheet as of June 30, 2010. Please refer to our historical condensed consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2010.

(2)	Subsequent to June 30, 2010, we acquired three portfolios of 20 buildings comprising approximately 1.5 million square feet. The combined purchase price of these properties was $103.5 million, exclusive of additional transfer taxes, due diligence and closing costs. The following table sets forth the preliminary purchase price allocations of the acquired properties:

Acquisition	Acquisition Date	Land	Buildings	Intangible Lease Assets	Intangible Lease Liabilities	Contract Purchase Price
Bell Gardens	August 25, 2010	$12,043,469	$2,326,850	$1,129,681	$—	$15,500,000
Bay Area Portfolio	September 1, 2010	27,639,104	27,374,114	5,185,888	(199,106)	60,000,000
Portland Portfolio	September 30, 2010	5,410,151	19,576,730	3,214,001	(200,882)	28,000,000

Total		$45,092,724	$49,277,694	$9,529,570	$(399,988)	$103,500,000

These acquisitions were financed using proceeds from our offering of common stock and debt financing. We utilized approximately $46.9 million of offering proceeds to fund the acquisitions; the remaining $56.6 million of the purchase price of these properties was obtained through debt financing as described in Note 4. We have incurred approximately $2.6 million in acquisition costs related to these acquisitions.

(3)	Cash and cash equivalents under financing transactions consists of $64.2 million provided by debt financing proceeds, plus $46.3 million provided by proceeds from our common stock offering, less approximately $1.2 million for amounts incurred to obtain debt financing. Since June 30, 2010, we have issued 5,295,110 shares of common stock through October 22, 2010. This resulted in gross common stock offering proceeds received, from June 30, 2010 through October 22, 2010, of $52.8 million, less offering costs of $6.5 million. Offering costs consist principally of registration, printing and selling costs, including commissions. Dividends which may have been paid or payable on the pro forma additional common stock offering proceeds have not been reflected in the pro forma balance sheet.

(4)	Subsequent to June 30, 2010, we entered into financing arrangements for approximately $64.2 million of mortgage notes payable, of which we utilized approximately $56.6 million to fund the acquisitions described in Note 2. We capitalized approximately $1.2 million of costs incurred with entering into these financing arrangements, which costs will be amortized over the expected term of the financing arrangements. The following table sets forth the key terms of these financing arrangements:

Property Debt Secured By	Issuance Date	Maturity Date	Interest Rate	Amount Financed
Renton Industrial Building (a)(b)	August 31, 2010	September 1, 2015	4.16%	$7,560,000
Bell Gardens (c)(e)	September 30, 2010	October 1, 2020	4.95%	9,350,000
Bay Area Portfolio (d)(e)	September 1, 2010	September 1, 2017	4.31%	30,000,000
Portland Portfolio (c)(e)	September 30, 2010	October 1, 2020	4.95%	17,250,000

Total				$64,160,000

(a)	This loan bears interest at a variable interest rate based on one-month LIBOR plus 2.50%. In order to protect against fluctuations in LIBOR, in conjunction with this loan agreement, the Company entered into a five year, LIBOR-based interest rate swap agreement with Wells Fargo as the counterparty. As of September 1, 2010, the interest rate on the loan was effectively fixed at 4.16% for the full term as a result of the swap transaction.

(b)	The proceeds from the $7.6 million mortgage note payable entered into on August 31, 2010, which is secured by the Renton Industrial Building, is being used to finance our capital requirements, including general operating expenses and the funding of future acquisitions.

(c)	In order to fund a portion of the acquisition of the Portland Portfolio, on September 30, 2010, we entered into secured, non-recourse loan agreements for an aggregate amount of $26.6 million. The loan agreements are secured by deeds of trust and related assignments and security interests in, and are cross-collateralized by, properties in the Portland Portfolio and the Bell Gardens properties.

(d)	The proceeds from the $30.0 million mortgage note payable entered into on September 1, 2010, were used to partially fund the Bay Area Portfolio acquisition.

(e)	The mortgage note payable bears a fixed rate of interest.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (MAY 19, 2009) TO DECEMBER 31, 2009

(Unaudited)

	Company Historical (1)	Acquisitions (2)	Pro Forma Adjustments		Consolidated Pro Forma
REVENUE
Rental revenue	$—	$5,315,298	$(219,980	)(3)	$5,095,318
Reimbursement and other revenue	—	1,478,308	—		1,478,308

Total Revenue	—	6,793,606	(219,980)		6,573,626

OPERATING EXPENSES
Rental expense	—	637,307	—		637,307
Real estate taxes	—	1,020,155	—		1,020,155
Real estate depreciation and amortization expense	—	—	2,914,177	(3)	2,914,177
Organization expenses	136,902	—	—		136,902
General and administrative expenses	716,826	—	—		716,826
Asset management fees, related party	—	—	552,000	(4)	552,000
Acquisition-related expenses, related party	—	—	—		—
Acquisition-related expenses	—	—	—		—

Total Expenses	853,728	1,657,462	3,466,177		5,977,367

Operating Income (Loss)	(853,728)	5,136,144	(3,686,156)		596,259

OTHER INCOME AND EXPENSE
Net interest income (expense) and other	—	—	(1,623,164	)(5)	(1,623,164)

Net income (loss)	(853,728)	5,136,144	(5,309,320)		(1,026,905)
Net loss attributable to noncontrolling interests	776,168	—	—		776,168

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(77,560)	$5,136,144	$(5,309,320)		$(250,737)

Weighted average shares outstanding	N/A				9,012,600 (6)

Net loss per common share - basic and diluted	N/A				$(0.03)

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2010

(Unaudited)

	Company Historical (1)	Acquisitions (2)	Pro Forma Adjustments		Consolidated Pro Forma
REVENUE
Rental revenue	$—	$4,195,022	$(175,984	)(3)	$4,019,038
Reimbursement and other revenue	—	1,210,900	—		1,210,900

Total Revenue	—	5,405,922	(175,984)		5,229,938

OPERATING EXPENSES
Rental expense	—	480,473	—		480,473
Real estate taxes	—	826,761	—		826,761
Real estate depreciation and amortization expense	—	—	2,331,341	(3)	2,331,341
Organization expenses	1,557	—	—		1,557
General and administrative expenses	861,622	—	—		861,622
Asset management fees, related party	8,400	—	414,000	(4)	422,400
Acquisition-related expenses, related party	252,000	—	(252,000	)(3)	—
Acquisition-related expenses	93,243	—	(93,243	)(3)	—

Total Expenses	1,216,822	1,307,234	2,400,098		4,924,154

Operating Income (Loss)	(1,216,822)	4,098,688	(2,576,082)		305,784

OTHER INCOME AND EXPENSE
Net interest income (expense) and other	4,407	—	(1,286,880	)(5)	(1,282,473)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,212,415)	$4,098,688	(3,862,962)		(976,689)

Weighted average shares outstanding	978,649				9,012,600 (6)

Net loss per common share - basic and diluted	$(1.24)				$(0.11)

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (MAY 19, 2009) TO DECEMBER 31, 2009 AND FOR THE

SIX MONTHS ENDED JUNE 30, 2010

(Unaudited)

(1)	Reflects our historical condensed consolidated statements of operations for the period from Inception (May 19, 2009) to December 31, 2009, and for the six months ended June 30, 2010. Please refer to our historical condensed consolidated financial statements and notes thereto included in our Annual Report on Form 10-K filed with the SEC on March 26, 2010, and our Quarterly Report on Form 10-Q filed with the SEC on August 13, 2010.

(2)	The following tables set forth the impact of the real properties acquired by us subsequent to June 30, 2010 on rental revenue and rental expense: (i) Bell Gardens, (ii) the Bay Area Portfolio, and (iii) the Portland Portfolio. The amounts presented are based on the historical operations of the properties and management’s estimates. Included in rental revenue is base rent, presented on a straight-line basis. The straight-line rent adjustment resulted in an increase to rental income of approximately $99,000 and $68,000 for the period from Inception (May 19,2009) to December 31, 2009, and for the six months ended June 30, 2010, respectively. Included in reimbursement and other revenue are rental expense recoveries and other revenues. The amounts presented for rental expense include: (i) operating expenses, (ii) insurance expense, and (iii) property management fees.

Revenue Impact:		For the Period from Inception (May 19, 2009) to December 31, 2009 (a)		For the Six Months Ended June 30, 2010
Acquisition	Acquisition Date	Rental Revenue	Reimbursement Revenue	Rental Revenue	Reimbursement Revenue
Bell Gardens	August 25, 2010	$812,527	$121,461	$672,335	$109,477
Bay Area Portfolio	September 1, 2010	2,655,394	850,331	2,053,249	701,182
Portland Portfolio	September 30, 2010	1,847,377	506,516	1,469,438	400,241

Total		$5,315,298	$1,478,308	$4,195,022	$1,210,900

(a)	For the period from Inception (May 19, 2009) to December 31, 2009, we reviewed the 12-month historical operations of the acquired properties and determined that there were no significant fluctuations in the monthly revenue and reimbursement revenue during the period. As such, the historical financial statements of the acquired properties have been ratably allocated for the period from Inception (May 19, 2009) to December 31, 2009, for pro forma purposes.

Expense Impact:		For the Period from Inception (May 19, 2009) to December 31, 2009 (a)		For the Six Months Ended June 30, 2010
Acquisition	Acquisition Date	Rental Expense	Real Estate Taxes	Rental Expense	Real Estate Taxes
Bell Gardens	August 25, 2010	$92,838	$107,294	$63,533	$88,344
Bay Area Portfolio	September 1, 2010	281,838	643,649	228,825	516,974
Portland Portfolio	September 30, 2010	262,631	269,212	188,115	221,443

Total		$637,307	$1,020,155	$480,473	$826,761

(a)	For the period from Inception (May 19, 2009) to December 31, 2009, we reviewed the 12-month historical operations of the acquired properties and determined that there were no significant fluctuations in the monthly rental expenses and real estate taxes during the period. As such, the historical financial statements of the acquired properties have been ratably allocated for the period from Inception (May 19, 2009) to December 31, 2009, for pro forma purposes.

(3)	The following table sets forth the depreciation and amortization expense of the real properties acquired by us subsequent to June 30, 2010: (i) Bell Gardens, (ii) the Bay Area Portfolio, and (iii) the Portland Portfolio. Pursuant to the purchase price allocations, building and other costs include amounts allocated to intangible in-place lease assets, above-market lease intangible assets and below-market lease intangible liabilities. The amount allocated to building will be depreciated on a straight-line basis over a period of 20 to 40 years, and the amounts allocated to intangible in-place lease assets will be amortized on a straight-line basis over the lease term. Above or below-market lease intangibles will be amortized on a straight-line basis over the lease term and included in rental revenue. The net adjustment of amortization of above and below market lease intangible assets and liabilities for the period from Inception (May 19, 2009) to December 31, 2009, resulted in a net decrease to rental revenue of approximately $220,000. The net adjustment of amortization of above and below market lease intangible assets and liabilities for the six months ended June 30, 2010, resulted in a net decrease to rental revenue of approximately $176,000. In addition, for the six months ended June 30, 2010, we had incurred acquisition costs of approximately $345,000 related to property acquisitions. These acquisition costs have been excluded from the presentation of the pro forma statement of operations as these costs were directly attributable to property acquisition transactions and are not recurring in nature.

		For the Period from Inception (May 19, 2009) to December 31, 2009		For the Six Months Ended June 30, 2010
Acquisition	Acquisition Date	Depreciation and Amortization Expense	Amortization of Above/Below Market Lease Intangibles, net	Depreciation and Amortization Expense	Amortization of Above/Below Market Lease Intangibles, net
Bell Gardens	August 25, 2010	$257,576	$86,973	$206,061	$69,578
Bay Area Portfolio	September 1, 2010	1,165,335	97,432	932,268	77,946
Portland Portfolio	September 30, 2010	1,491,266	35,575	1,193,012	28,460

Total		$2,914,177	$219,980	$2,331,341	$175,984

(4)	Asset management fees were calculated as though the real properties acquired by us during 2010 had been managed by our Advisor since May 19, 2009, the date of our inception. The management fee consists of a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed) before non-cash reserves and depreciation of each real property asset within our portfolio.

(5)	Subsequent to June 30, 2010, we entered into financing arrangements for approximately $64.2 million of mortgage notes payable. Approximately $56.6 million of the debt proceeds were used to fund the acquisitions included in these pro forma financial statements. Interest expense presented was calculated based on the terms of the mortgage notes payable as of June 30, 2010. The following table sets forth the calculation for the pro forma adjustments as if these financings were outstanding as of May 19, 2009:

						Estimated Interest Expense
Property Debt Secured By	Issuance Date	Maturity Date	Interest Rate		Amount Financed	For the Period from Inception (May 19, 2009) to December 31, 2009		For the Six Months Ended June 30, 2010
Renton Industrial Building	August 31, 2010	September 1, 2015	4.16	%(a)	$7,560,000	(b	)	(b	)
Bell Gardens	September 30, 2010	October 1, 2020	4.95%		9,350,000	287,945		228,406
Bay Area Portfolio	September 1, 2010	September 1, 2017	4.31%		30,000,000	803,983		637,084
Portland Portfolio	September 30, 2010	October 1, 2020	4.95%		17,250,000	531,236		421,390

Total					$64,160,000	$1,623,164		$1,286,880

(a)	This loan bears interest at a variable interest rate based on one-month LIBOR plus 2.50%. In order to protect against fluctuations in LIBOR, in conjunction with this loan agreement, the Company entered into a five year, LIBOR-based interest rate swap agreement with Wells Fargo as the counterparty. As of September 1, 2010, the interest rate on the loan was effectively fixed at 4.16% for the full term as a result of the swap transaction.

(b)	Estimated interest expense for the Renton Industrial Building was excluded from the pro forma statement of operations. Prior to our acquisition of the Renton Industrial Building, it was owner-occupied, and our current tenant, DHL Global Forwarding, was not a prior tenant. Therefore, prior period financial statements for the Renton Industrial Building as a rental property are not available, and pro forma financial information regarding the property’s operations and regarding the financing secured by the property has not been included.

(6)	The pro forma weighted average shares of common stock outstanding for the period from inception (May 19, 2009) to December 31, 2009, and for the six months ended June 30, 2010, were calculated to reflect all shares sold through October 22, 2010, as if they had been issued on May 19, 2009.